                                                                  Exhibit 10.32

                                EARNOUT AGREEMENT


         THIS EARNOUT AGREEMENT is made and entered into this the 30th day of June, 1997, by and among Renal Care Group, Inc., a Delaware corporation ("RCG"), RCG Mississippi, Inc., a Delaware corporation and subsidiary of RCG ("RCG Miss."), Kidney Care, Inc., a Mississippi nonprofit corporation ("KCI"), and John D. Bower, M.D., the John D. Bower, M.D. Grantor Retained Annuity Trust, David McNamara and the MEL, Inc. Employee Stock Ownership Plan (collectively, "MEL Shareholders").

         WHEREAS, RCG and KCI entered into an Amended and Restated Transfer Agreement dated November 14, 1995 ("Transfer Agreement");

         WHEREAS, RCG and Medical Enterprises, Ltd. ("MEL") entered into an Agreement and Plan of Merger dated November 15, 1995 ("Merger Agreement") pursuant to which MEL merged into RCG Miss. (the "Merger");

         WHEREAS, both the Transfer Agreement and the Merger Agreement provide, in part, for the payment by RCG to KCI and the MEL Shareholders of an aggregate amount up to $7,000,000 based upon the amount of 1996 and 1997 earnings of the renal dialysis centers formerly owned by KCI ("Earnout");

         WHEREAS, RCG, KCI, and the MEL Shareholders have agreed upon the amount and terms of payment of the Earnout and desire to document their agreement herein;

         NOW THEREFORE, FOR AND IN CONSIDERATION, of the foregoing, the parties agree as follows:

         1. Amount of Earnout. RCG hereby agrees to pay to KCI and the MEL Shareholders an aggregate amount equal to Five Million Seven Hundred Thousand Dollars ($5,700,000) as adjusted in Section 2 hereof, in full satisfaction of its obligation to pay the Earnout pursuant to Section 2.3 of the Transfer Agreement and Section 2.3 of the Merger Agreement.

         2. Adjustments to Earnout. Prior to the payment of the Earnout, the parties hereto agree to adjust the Earnout as shown on Exhibit A. Pursuant to Exhibit A, the amount of the Earnout allocable to KCI will be (i) reduced by $164,726.14 as an agreed upon adjustment for certain accounts payable owed by KCI, and (ii) increased by $14,454.36 as an adjustment for KCI Lab employees paid time off. The portion of the Earnout payable to the MEL Shareholders will be (i) reduced by $695,790 as the parties' estimate of an amount of certain I.R.C. Section 4978 Excise Tax Liability due by reason of the impact of the Merger on the ESOP; and (ii) increased by $75,000 pursuant to RCG's agreement to bear the cost for a portion of those taxes. The MEL Shareholders agree that the $100,000 "basket" for indemnity claims by RCG will be reduced by such $75,000.

         3. Payment of the Earnout. RCG Miss. agrees to pay the Earnout, as adjusted in Section 2, in cash on or before June 30, 1997, to be divided between KCI and the MEL Shareholders as shown on Exhibit B attached hereto and made a part hereof.

         4. Satisfaction of the Earnout Obligation. KCI and the MEL Shareholders hereby agree that upon the payment of the Earnout, as adjusted in Section 2, on June 30, 1997, the obligations of RCG to pay the Earnout as described in Section
2.3 of the Transfer Agreement and Section 2.3 of the Merger Agreement will be fully satisfied and RCG will have no further liability to KCI or the MEL Shareholders for the Earnout.

         5. Excise Tax. RCG Miss. agrees to remit when due the $695,790 estimate of that certain Section 4978 Excise Tax Liability described above with a tax return for the ESOP prepared and furnished by the MEL Shareholders. In the event that the amount of such Section 4978 Excise Tax Liability is less than $695,790, RCG will refund the excess to the MEL Shareholders in the percentages shown on Exhibit B. In the event that the amount of the Section 4978 Excise Tax Liability is greater than $695,790, the MEL Shareholders will pay the excess to RCG in the percentages shown on Exhibit B. Those MEL Shareholders obligated to indemnify RCG acknowledge their continuing obligation to indemnify RCG from matters relating to the ESOP and agree to assume responsibility for all future matters concerning the ESOP, including resolving the amount and satisfaction of the Excise Tax.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed effective as of the date above written.

RENAL CARE GROUP, INC.                      KIDNEY CARE, INC.


By:                                        By:
   ----------------------------               --------------------------------
Title:                                               James F. Dorris
      -------------------------

RCG MISSISSIPPI, INC.                       MEL, INC. EMPLOYEE STOCK
                                            OWNERSHIP PLAN

By:                                         By:
   ----------------------------               --------------------------------
Title:                                               John L. Sturdivant
      -------------------------
                                            By:
                                              --------------------------------
                                                     John M. Bower
THE JOHN D. BOWER GRANTOR
RETAINED ANNUITY TRUST
                                            DAVID MCNAMARA

By:
   ----------------------------             ----------------------------------
   John D. Bower, M.D., Trustee             JOHN D. BOWER, M.D.

                                    EXHIBIT B


                                                                       Amount
Kidney Care, Inc.                                                  $3,124,378.22
John D. Bower, M.D. (50.82%)                                          916,916.82
David F. McNamara, Sr. (2.43%)                                         43,850.00
John D. Bower, M.D. Grantor Retained Annuity Trust (17.48%)           315,597.66
MEL, Inc. Employee Stock Ownership Plan (29.27%)                      528,194.71
                                                                   -------------

         Total Adjusted Earnout                                    $4,928,938.22